UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2015

TOWER INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34903	27-3679414
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

17672 Laurel Park Drive North, Suite 400E, Livonia, Michigan	48152
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (248) 675-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2015, Tower Automotive Operations USA I, LLC, a subsidiary of Tower International, Inc. (the “Company”), and James Bernard, President of Americas for the Company, entered into an agreement (the “Extension Agreement”) extending the term of the Employment Agreement, dated as of March 4, 2013, between the Company and Mr. Bernard (the “Employment Agreement”). As a result of the Extension Agreement, the term of Mr. Bernard’s employment with the Company and the Employment Agreement, which would have expired on December 31, 2015, is extended to December 31, 2017. In addition, Mr. Bernard’s annual base salary will be increased to $440,000 effective January 1, 2016 and Mr. Bernard will be entitled to a cash retention bonus, payable in a lump sum, in the amount of $792,000 if he remains employed with the Company through December 31, 2017. The retention bonus vests and is payable earlier if his employment terminates due to death, disability, or due to an involuntary termination without cause or resignation for good reason prior to a change in control of the Company. A copy of the Extension Agreement is attached as Exhibit 10.1 to this report.

On December 21, 2015, Tower Automotive Holding GmbH (“Tower GmbH”), a subsidiary of the Company, and Pär O.H. Malmhagen, President of Tower Europe, entered into an agreement (the “Amendment Agreement”) to amend the employment agreement (also known as a service agreement), dated as of February 3, 2012 and thereafter amended on March 4, 2013, between Mr. Malmhagen and Tower GmbH (the “Service Agreement”). Pursuant to the Amendment Agreement, effective January 1, 2016, Mr. Malmhagen’s annual base salary will increase to EUR 401,500, the value of his target award under the Company’s Long-Term Incentive Plan for the 2016 plan year will be based upon a target value of EUR 220,000, and his variable annual bonus gross target amount and maximum annual bonus gross target amount will increase to EUR 242,000 and EUR 484,000, respectively. In addition, pursuant to the Amendment Agreement, Mr. Malmhagen will be entitled to a cash retention bonus, payable in a lump sum, in the amount of EUR 643,500 if he remains employed with the Company through December 31, 2017. The retention bonus vests and is payable earlier if his employment terminates due to death, disability, or due to an involuntary termination without cause or resignation for good reason prior to a change in control of the Company. The Amendment Agreement provides that payment of the retention bonus will not be triggered in the event Mr. Malmhagen’s employment is terminated before December 31, 2017 on account of a change of control or the disposal of all shares in Basel Automotive Holdings B.V. The Amendment Agreement also makes corresponding changes to the severance provisions of the Service Agreement to reflect the foregoing compensation adjustments. A copy of the Amendment Agreement is attached as Exhibit 10.2 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1. Agreement to Extend Employment Term and Increase Base Salary, dated as of December 21, 2015, between Tower Automotive Operations USA I, LLC and James Bernard.

Exhibit 10.2. Second Amendment to the Service Agreement for Managing Director, dated as of December 21, 2015, between Tower Automotive Holding GmbH and Pär O.H. Malmhagen.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER INTERNATIONAL, INC.

By:	/s/ Mark M. Malcolm
Name:	Mark M. Malcolm
Title:	President and Chief Executive Officer

Dated: December 21, 2015

EXHIBIT INDEX

Exhibit 10.1. Agreement to Extend Employment Term and Increase Base Salary, dated as of December 21, 2015, between Tower Automotive Operations USA I, LLC and James Bernard.

Exhibit 10.2. Second Amendment to the Service Agreement for Managing Director, dated as of December 21, 2015, between Tower Automotive Holding GmbH and Pär O.H. Malmhagen.

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